Exhibit 1




                   [LETTERHEAD OF Faw Casson & Co., LLP]



                                                              November 13, 1997

Office of the Chief Accountant
SECPS Letters Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549


                                               RE:    Jyra Research, Inc.
                                               SEC    File Number 333-19183
                                               Film   Number 97699554




Dear Gentlemen,

We have reviewed item four (Change in Registrant's Certifying Accountant) filed by Jyra Research, Inc and agree with the contents thereof.



Sincerely,


/s/ Jenning P. Hastings

Jenning P. Hastings